EXHIBIT 10.48

                                   VULCAN/BN
                               FUNDING AGREEMENT

         1. PARTIES: The Parties to this Funding Agreement ("Agreement") are Vulcan/BN Geothermal Power Company, a California partnership ("Seller") and Southern California Edison Company ("Edison"), a California corporation, hereinafter sometimes referred to individually as "Party" and collectively as "Parties."

         2. RECITALS: This Agreement is made with reference to the following facts, among others:

              2.1 On March 1, 1984, Edison and Magma Electric Co. ("Magma") executed a Power Purchase Contract to provide the terms and conditions for the sale by Magma and the purchase by Edison of electrical power from an electrical generating facility located at Niland, California.

              2.2 On May 10, 1984, Edison and Magma amended the Power Purchase Contract (Amendment No. 1).

              2.3 On January 4, 1985, Magma assigned its rights, title, and interest in the Power Purchase Contract to Vulcan Power Company, to which assignment Edison consented on January 11, 1985.

              2.4 On August 30, 1985, Vulcan Power Company assigned its rights, title, and interest in the Power Purchase Contract to Seller, to which assignment Edison consented on September 25, 1985.

              2.5 On April 1, 1986, Edison and Seller amended the Power Purchase Contract (Amendment No. 2).







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              2.6 Seller is a signatory to the Funding and Construction
Agreement ("Funding and Construction Agreement") among the Imperial Irrigation District ("IID") and independent power companies, listed as participants ("Participants") therein, which was executed on June 29, 1987. Seller's capacity entitlement under the Funding and Construction Agreement is sufficient to satisfy its capacity and energy deliveries under the Power Purchase Contract.

              2.7 Seller is, at the date of execution of this Agreement, in full compliance with the terms and conditions of the Power Purchase Contract, the Qualifying Facilities Milestone Procedure ("QFMP") and/or Edison's Tariff Rule 21, as applicable.

              2.8 Seller and Edison jointly agree that a transmission capacity limit of 400 MW exists on the existing transmission line between Edison's Mirage Substation and its Devers Substation (the "Mirage/Devers Line") and that construction of additional transmission facilities may, in Edison's sole judgment, be required to allow delivery of Seller's electrical energy and capacity over the portion of Edison's system between Edison's Mirage and Devers Substations. Such facilities shall hereinafter be referred to as the "Additional Transmission Facilities."

              2.9 Six (6) Qualifying Facility projects identified in Appendix A, Appendix B, and Appendix C, attached hereto, have previously executed Funding Agreements to pay a pro rata share of the Additional Transmission Facilities.


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              2.10 Seller acknowledges that, because of the transmission priority of its project under the QFMP and/or Edison's Tariff Rule No. 21, it may not be entitled thereunder to use the existing Mirage/Devers Line to deliver its power to Edison. Therefore, Seller is willing to pay a portion of the cost of the Additional Transmission Facilities which may be required to accommodate transmission of its electrical energy and capacity, as further set forth therein.

              3. AGREEMENT: The Parties agree as follows:

              4. TERM: This Agreement shall be effective upon execution by the Parties and shall remain in effect until the earliest of (a) termination by agreement of the Parties, (b) completion of the Additional Transmission Facilities, or (c) January 1, 1995.

              5. FUNDING ACCOUNT:

              5.1 Within 30 days after the date of execution of this funding agreement, Seller shall, in the amount determined pursuant to the formula set forth herein, either (a) provide Edison with an irrevocable letter of credit issued by a commercial lender acceptable to Edison in its sole judgment allowing Edison to draw the funds for use consistent with the terms and conditions of this Agreement, or (b) establish and fund an escrow account governed by an escrow agreement in a form acceptable to Edison, consistent with the terms and conditions of this Agreement. The escrow account or letter of credit so established shall hereinafter be referred to as the "Funding Account." The dollar amount of Seller's Funding Account shall be


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the amount specified in Appendix D hereto as Seller's funding contribution, which is established as follows:

                                X = A x (B / C)
Where:         X = Seller's Funding Account in dollars
               A = Seller's MW capacity as specified in Appendix D
               B = $3,150,000
               C = 79 MW

Seller shall not be required to contribute any funds in excess of the amount identified in Appendix D hereto as Seller's funding contribution.

              5.2 Interest which may be paid to the Funding Account shall accrue to the Funding Account and shall contribute to the principal when earned. Seller shall not have any right to make withdrawals of accrued interest unless and until the Funding Account is released to Seller pursuant to Section 5.6 of this Agreement.

              5.3 Edison shall have sole drawing rights on the funds contained in the Funding Account. Edison may use those funds for payment of the costs actually incurred by Edison to construct the Additional Transmission Facilities determined necessary by Edison in its sole discretion to accept the electric capacity and energy of Seller pursuant to the Power Purchase Contract and to pay any taxes levied on those funds as contributions in aid of construction.

              5.4 Seller shall maintain the Funding Account in effect until the termination of this Agreement pursuant to Section 4 hereof. Failure to do so shall cause Seller to lose


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its rights to transmission capacity under this Agreement and shall cause
Edison's obligation to accept Seller's power pursuant to Sections 6.1 and 6.2 of this Agreement to terminate.

              5.5 In the event of termination of this Agreement, Edison shall not be obligated to reimburse Seller for any funds withdrawn from the Funding Account in accordance with the terms and conditions of this Agreement.

              5.6 In the event that this Agreement has terminated pursuant to
Section 4 hereof prior to the commencement of construction of the Additional Transmission Facilities, Edison shall promptly release Seller's Funding Account to Seller. Seller shall have no other right to terminate or withdraw funds from the Funding Account.

         6.   OBLIGATIONS OF EDISON:

              6.1 As long as Seller is in compliance with all of the terms and conditions of this Agreement, Edison shall accept power from Seller pursuant to Seller's Power Purchase Contract on the date of Firm Operation (as that term is defined in the Power Purchase Contract) in the amount specified in Appendix D hereto, under the terms and conditions of Section 6.2 of this Agreement. Purchases from Seller shall be made pursuant to the Power Purchase Contract for energy and capacity delivered to Edison's Mirage Substation (a) during the term of this Agreement and (b) following termination of this Agreement only if terminated pursuant to Section 4.

              6.2 For that period of time between payment of funds pursuant to
Section 5.1 of this Agreement and completion


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and placing in service of the Additional Transmission Facilities, Seller's access to transmission capacity between Edison's Mirage and Devers substations, pursuant to this Agreement, shall be on an as-available and interruptible basis. Upon completion and placing in service of the Additional Transmission Facilities, Seller's access to such transmission capacity shall be firm for the balance of the term of Seller's Power Purchase Contract.

              6.3 In the event that Edison enters into an agreement with a developer other than those listed in Appendix A, Appendix B, Appendix C, or Appendix D, which requires the use of capacity on the Additional Transmission Facilities, Edison shall require such developer to pay a portion of the costs of the Additional Transmission Facilities. Such payment shall be in accordance with the formula specified in Section 5.1 of this Agreement. Such payment shall not affect Seller's funding contribution as specified in Appendix D.

         7. OWNERSHIP: Edison shall own and operate any Additional Transmission Facilities which may be constructed or installed to fulfill Edison's obligations pursuant to this Agreement.

         8.   TAXES:

              8.1 Edison shall pay ad valorem taxes and other taxes properly attributed to the Additional Transmission Facilities.

              8.2 Edison may, at its sole discretion, use funds from the Funding Account to pay taxes levied on contributions in aid of construction. However, Seller shall not be required to


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pay any tax, or provide any funds for the payment of any tax, in excess of its funding contribution as set forth in Appendix D of this Agreement.

              8.3 If requested by any taxing authority, Seller or Edison, as the case may be, shall provide information in its possession concerning the Additional Transmission Facilities to such taxing authority.

         9. NONDEDICATION OF FACILITIES: Neither Party, by this Agreement, dedicates any part of its facilities to the public or to the service provided under the Power Purchase Contract, and such service shall cease upon termination of the Power Purchase Contract.

         10. NOTICE: All notices pertaining to this Agreement shall be in writing and shall be sufficient if delivered in person or sent by certified mail, postage prepaid, return receipt requested, to Seller or to Edison at the following address:

                  If to Seller:        Vulcan/BN Geothermal Power Company
                                       c/o Vulcan Power Company, Partner
                                       11770 Bernardo Plaza Court
                                       Suite 366
                                       San Diego, CA 92129
                                       Attention: Secretary

                  If to Edison:        Southern California Edison Company
                                       Post Office Box 800
                                       Rosemead, CA 91770
                                       Attention: Secretary

All notices sent pursuant to this Section 10 shall be effective when received, and each Party shall be entitled to specify as its proper address any other address in the United States upon written notice to the other Party.


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         11. PREVIOUS COMMUNICATIONS: This Agreement contains the entire agreement between the Parties, their agents, and employees as to the Additional Transmission Facilities, and merges and supersedes all prior agreements, commitments, representations, and discussions between the Parties relating thereto. No Party shall be bound to any other obligations, conditions, or representations with respect to the subject matter of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be construed to terminate, supersede or amend the Power Purchase Contract, except if, and only to the extent, specifically set forth herein.

         12. SUCCESSORS AND ASSIGNS: This Agreement shall not be assigned by Edison without Seller's consent, which consent shall not be unreasonably withheld. Seller may assign this Agreement with the written consent of Edison only if such assignment is in conjunction with assignment of the Power Purchase Contract. Any such assignment or delegation made without said written consent shall be null and void. Edison's consent to such assignment shall not be unreasonably withheld. Any assignment of this Agreement in conjunction with assignment of the Power Purchase Contract shall be in full compliance with the applicable terms and conditions of the Power Purchase Contract. Any assignment of this Agreement shall not relieve the Seller of its primary liability for any of its duties and obligations hereunder unless the assignee expressly assumes those duties and obligations in writing.


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         13. UNCONTROLLABLE FORCE: Neither Party shall be considered to be in default in the performance of any of its obligations under this Agreement, except for obligations to pay money, when and to the extent failure of performance shall be caused by an uncontrollable force. The term "uncontrollable force" shall mean any cause beyond the control of the Party unable to perform such obligations including, but not limited to, failure of or threat of failure of facilities, flood, earthquake, storm, drought, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, labor or material shortage, sabotage, government priorities, restraint by court order or public authority (whether valid or invalid), and action or nonaction by or inability to obtain or keep the necessary authorizations or approvals from any government agency or authority, which by exercise of due diligence such Party could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome. Nothing contained in this Section 13 shall be construed as to require a Party to settle any strike or labor dispute in which it may be involved.

         14. EFFECT OF SECTION HEADINGS: Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

         15. GOVERNING LAW: This Agreement shall be interpreted, governed, and construed under the laws of the State


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of California as if executed and to be performed wholly within the State of
California.

         16. SIGNATURES: IN WITNESS WHEREOF, the Parties hereto have executed this Funding Agreement this 18 day of MAY, 1990.

                                       SOUTHERN CALIFORNIA EDISON COMPANY

                                            By /s/ Robert Dietch
                                                     Vice President



                                       VULCAN/BN GEOTHERMAL POWER COMPANY
                                       BY:      VULCAN POWER COMPANY, PARTNER


                                       By /s/ Jon R. Peele
                                         ------------------------------------
                                       Name  Jon R. Peele
                                           ----------------------------------
                                       Title Vice President
                                            ---------------------------------


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                                  APPENDIX A

      DEVELOPER        PROJECT                  CAPACITY          FUNDING
      ---------        -------                  --------          -------

Western Power         Imperial                    15 MW        $  598,101.27
Group Unit II,        Resource
Inc.                  Recovery (QFID
                      No. 1043)

Earth Energy,         Salton Sea II               20 MW        $  797,468.35
Inc.                  (QFID No. 3028)

Magma Power           Leathers (QFID              38 MW        $1,515,189.35
Company               No. 3026)

Ormesa                Ormesa 1E                    6 MW        $  239,240.51
Geothermal            (QFID No. 3010)
                                                  -----        --------------

                      TOTAL APPENDIX A            79 MW        $3,150,000.00



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                                  APPENDIX B

      DEVELOPER        PROJECT                  CAPACITY          FUNDING
      ---------        -------                  --------          -------

Colmac Energy,       Colmac Energy,              25.8 MW       $1,028,734.20
Inc.                 Inc.






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                                  APPENDIX C

      DEVELOPER        PROJECT                  CAPACITY          FUNDING
      ---------        -------                  --------          -------

Ormesa                Ormesa                     6.5 MW         $  259,177.22
Geothermal            Geothermal
                      (QFID No. 3010)







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                                  APPENDIX D

      DEVELOPER        PROJECT                  CAPACITY          FUNDING
      ---------        -------                  --------          -------

Magma Power          Vulcan/BN*                   6 MW         $  239,240.52
Company              Geothermal
                     (QFID No. 3006)

Magma Power          Del Ranch, Ltd.              4 MW         $  159,493.67
Company              (QFID No. 3004)

Magma Power          Elmore, Ltd.                 4 MW         $  159,493.67
Company              (QFID No. 3009)

Magma Power          Leathers, L.P.               4 MW         $  159,493.67
Company              (QFID No. 3026)
                                                 -----         --------------

                     TOTAL APPENDIX D            18 MW         $  717,721.50




*     Seller

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